Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Document Number 20160250890-03
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske	06/02/2016 12:08 PM
	Secretary of State	Entity Number
	State of Nevada	E0249692016-2

1. Name of Corporation:

WELLSPRING AEROSPACE INTERNATIONAL, INC.

2. Registered Agent for Service of Process:

Michael J. Morrison, CHTD.

3. Authorized Stock:

Number of shares with par value: 75,000,000

Par value per share: 0.001

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees

Kevin Williams

1495 Ridgeview Drive, Suite 220

Reno, NV 85519-6334

5. Purpose:

The purpose of the corporation shall be:

Any legal purpose

6. Name, Address and Signature of Incorporator:

Michael J. Morrison

1495 Ridgeview Drive, Suite 220

Reno, NV 85519-6334

/s/ Michael J. Morrison

7. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above Entity:

/s/ Michael J. Morrison	6/3/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date